UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2025

Gain Therapeutics, Inc.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-40237	85-1726310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

(301) 500-1556

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	GANX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Director

On January 7, 2025, Gain Therapeutics, Inc. (the “Company”) announced that Gene Mack has been appointed the Company’s President and Chief Executive Officer and a member of the Company’s board of directors (the “Board of Directors”), effective January 6, 2025. Mr. Mack has been serving as the Company’s Chief Financial Officer since April 8, 2024 and as interim Chief Executive Officer since June 27, 2024. Mr. Mack resigned from his position as Chief Financial Officer upon his appointment as Chief Executive Officer.

Mr. Mack’s biographical information is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2024. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Mack and any of the Company’s executive officers or directors or persons nominated or chosen to become directors or executive officers. There is no arrangement or understanding between Mr. Mack and any other person pursuant to which Mr. Mack was appointed as President and Chief Executive Officer or a member of the Board of Directors. There are no transactions requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Mack’s appointment as the Company’s President and Chief Executive Officer, the Company entered into an amended and restated employment agreement with Mr. Mack, dated January 6, 2025 (the “Amendment”), pursuant to which Mr. Mack is entitled to an annual base salary of $500,000 and is eligible for an annual incentive cash bonus with a target payout of 50% of his annual base salary.

In the event of termination of Mr. Mack’s employment by the Company without “Cause”, by Mr. Mack for “Good Reason” or Mr. Mack’s employment terminates upon his death or “Disability” (as each such capitalized term is defined in the Amendment), in all cases subject to Mr. Mack entering into and not revoking a separation agreement in a form acceptable to the Company, then he will be entitled to severance as follows: (i) an amount equal to his base salary in effect immediately prior to the termination date and (ii) for the period starting on the date of termination and ending 12 months after such date, or, in the event of a change of control, the period starting on the date of termination and ending 18 months after such date (the “Severance Period”), the cost of continuation coverage pursuant to COBRA or applicable state continuation coverage laws, for Mr. Mack and his eligible dependents who were covered under the Company’s health insurance plans as of the date of termination.

Alternatively, if Mr. Mack’s employment is terminated during a change of control period by the Company without “Cause” or by Mr. Mack for “Good Reason,” then he will be entitled to (i) the Pro-Rata Annual Bonus (as defined in the Amendment) and the amount of the Target Bonus (as defined in the Amendment) that would accrue during the Severance Period and (ii) acceleration of vesting of all outstanding unvested stock awards, including future stock options, RSUs, restricted stock and such other awards granted pursuant to the Company’s stock option and equity incentive award plans and any shares of stock issued upon exercise thereof. In either case, Mr. Mack’s receipt of severance payments and benefits is subject to Mr. Mack signing (and not revoking) a release of claims within the time period stated therein, but in no event later than sixty days after the termination.

In addition, the Amendment provides that Mr. Mack is eligible for equity incentive grants as determined by the Board in its sole discretion from time to time. Mr. Mack is also eligible to participate in the Company’s employee benefit plans, as may be maintained by the Company from time to time, on the same terms as other similarly situated employees of the Company.

In connection with Mr. Mack’s appointment as the Company’s President and Chief Executive Officer, Mr. Mack received an option to purchase up to 271,325 shares of the Company’s common stock, at an exercise price of $2.44, with 25% vesting on the first anniversary thereof and the balance vesting in equal monthly installments over the remainder of the three year vesting period, in each case subject to Mr. Mack’s continuous employment with the Company through the applicable vesting date. Mr. Mack is also eligible to receive an option to purchase up to 271,325 shares of the Company’s common stock upon satisfaction of performance goal(s) to be established by the Board of Directors and/or the Company’s compensation committee.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Mr. Mack will not receive any additional compensation for his service on the Board of Directors, and Mr. Mack was not appointed to serve on any committees of the Board of Directors.

The Company has previously entered into its standard form of indemnification agreement with Mr. Mack, the form of which is filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 10, 2021.

Appointment of Principal Financial Officer

In connection with Mr. Mack’s appointment as the Company’s President and Chief Executive Officer, on January 6, 2025, the Board of Directors appointed Gianluca Fuggetta, the Company’s current Vice President of Finance and Principal Accounting Officer, as the Company’s Senior Vice President, Finance and the Company’s Principal Financial Officer.

Mr. Fuggetta, age 36, has served as the Company's Principal Accounting Officer since January 2023 and was appointed as Vice President of Finance in January 2024. He previously held the position as the Company's Principal Financial Officer from February to April 2024. Prior to these roles, Mr. Fuggetta served as the Company's Senior Finance Director from January to December 2023, and as Finance Director from July to December 2022. Before joining the Company, Mr. Fuggetta gained extensive experience at PwC, where he worked from September 2013 to June 2022, ultimately serving as an Assurance Manager. He holds a Bachelor's degree in Business Administration from Università Cattolica del Sacro Cuore and a Master's degree in Accounting, Auditing and Control from Università Bocconi.

Mr. Fuggetta is entitled to an annual base salary of CHF 200,000 and is eligible for an annual incentive cash bonus with a target payout of 30% of his annual base salary.

There is no arrangement or understanding between Mr. Fuggetta and any other person pursuant to which Mr. Fuggetta has been appointed as Principal Financial Officer, and there is no family relationship between Mr. Fuggetta and any of the Company’s directors or executive officers. Mr. Fuggetta has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On January 7, 2025, the Company issued a press release announcing Messrs. Mack and Fuggetta’s appointments, which press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the SEC, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	First Amended and Restated Employment Agreement by and between Gain Therapeutics, Inc. and Gene Mack, dated January 6, 2025.
99.1	Press Release dated January 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gain Therapeutics, Inc.

Date: January 7, 2025	By:	/s/ Khalid Islam
	Name:	Khalid Islam
	Title:	Chairman of the Board